Thornburg Investment Trust - 485BPOS

Exhibit (n)

THORNBURG INVESTMENT TRUST

AMENDED AND RESTATED

 PLAN FOR MULTIPLE CLASS DISTRIBUTION

September 13, 2016

(as revised May 14, 2018)

THIS AMENDED AND RESTATED PLAN FOR MULTIPLE CLASS DISTRIBUTION adopted and approved by the Trustees of Thornburg Investment Trust (the “Trust”), effective as of the 13th day of September, 2016 in respect of the Trust’s respective series (hereinafter designated collectively, the “Funds,” and individually, a “Fund”) and the hereinafter identified share classes of those Funds. On September 12, 2017, the Trustees adopted resolutions to revise the description of certain share class features in this Amended and Restated Plan. On March 5, 2018, the Trustees approved a revision to this Amended and Restated Plan to provide for the automatic conversion of Class C shares of a Fund to Class A shares of a Fund, as described under paragraph 3, below, and on May 14, 2018, the Trustees approved a further revision to this Amended and Restated Plan to modify the description of that automatic conversion feature.

RECITALS

A.        The Trust applied for and obtained an exemptive order from the Securities and Exchange Commission pursuant to Section 6(c) of the Investment Company Act of 1940 (the “Investment Company Act”) for an exemption from certain provisions thereof and rules adopted thereunder. The exemptive order was issued to the Trust and certain affiliated or associated persons on August 3, 1994 under file number 812-8068, and exempted the Trust’s issuance and sale of multiple classes of securities from (1) Section 18(g) of the Investment Company Act, to the extent the issuance and sale of these securities result in a “senior security”; (2) different voting rights associated with each class of shares may be deemed to result in some shares issued by the Trust having unequal voting rights with every other share of outstanding voting stock; and (3) Sections 2(a) (32), 2(a) (35), 22(c) and 22(d) of the Investment Company Act and Rule 22c-1 thereunder, to the extent necessary or appropriate to permit the imposition of a contingent deferred sales charge (“CDSC”) in connection with the redemption of the shares of the Funds and certain other new share classes from time to time with varying sales charges and shareholder distribution and service fee arrangements.

B.         The Securities and Exchange Commission subsequently adopted Rule 18f-3 and other rule changes under the Investment Company Act, to permit open-end investment management companies such as the Trust to issue multiple classes of shares without seeking exemptive relief.

C.         The Trustees of the Trust, by adoption of resolutions at a meeting duly called and held on June 20, 1996, determined (i) to invoke Rule 18f-3 in the Trust’s issuance of multiple classes of shares and operation of its multiple class distribution system, and (ii) to adopt a Plan for Multiple Class Distribution in accordance with paragraph (d) of Rule 18f-3 as a restatement of its multiple class distribution system, which Plan was adopted effective July 1, 1996.

D.        The Trustees adopted a number of revisions to the Plan for Multiple Class Distribution since the time of its adoption to make the Plan applicable to additional Funds or classes of Funds of the Trust, and to make certain other changes to the Plan.

E.         The Trustees adopted this Amended and Restated Plan for Multiple Class Distribution to consolidate their earlier revisions to the Plan for Multiple Class Distribution and to make certain other enhancements to the Plan, and intend that this Amended and Restated Plan shall supersede and replace the previous Plan for Multiple Class Distribution.

F.         The Trustees, by adoption of this Amended and Restated Plan for Multiple Class Distribution, found that this Plan is in the best interests of the Trust, each Fund, and each class of shares offered by the Trust’s Funds.

G.         The terms of this Amended and Restated Plan have been adopted and approved subject to the provisions of Rule 18f-3, and all such terms will be governed in their interpretation and operation by Rule 18f-3.

PLAN PROVISIONS

THEREFORE, the Trust will offer multiple classes of shares and operate its multiple class distribution system subject to the following terms and provisions.

1.         In General. Subject to provisions of this Plan hereinafter set forth, each Fund may issue multiple classes of shares under which each class (i) may have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement, and (ii) may pay a different share of other expenses (not including advisory or custodial fees or other expenses related to the management of the Trust’s assets) if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. Except for the class designations, the service and distribution fee structure, the possible allocation of certain expenses, and certain voting rights respecting plans adopted under Rule 12b-1 under the Investment Company Act, each class of shares of each Fund issued under the multiple class distribution system will be identical in all respects with (a) each other class so issued by a Fund, and (b) the currently issued and outstanding shares of the Fund.

2.         Class A Shares. Class A shares will be offered by each Fund at net asset value plus a front-end sales charge, and may be subject to a redemption fee as specified for Class A shares of any of the Funds by separate resolution or resolutions by the Trustees. Sales charges may be subject from time to time to certain reductions permitted by Section 22(d) of the Investment Company Act and Rule 22d-1 thereunder and set forth in the Trust’s registration statement. Class A shareholders will be assessed an ongoing service fee under a service plan based upon a percentage of the average daily net asset value of Class A shares. Administrative services will be provided to each class by Thornburg Investment Management, Inc., pursuant to an administrative services agreement adopted for that class by the Trustees.

3.         Class C Shares. Class C shares will be offered by certain Funds selected by the Trustees, at net asset value without the imposition of a sales load at the time of purchase. Class C shares are subject to a contingent deferred sales charge if redeemed within one year of purchase, varying in amount as specified by resolution of the Trustees. This CDSC applies only to Class C shares purchased on or after October 2, 1995. The CDSC will be imposed upon the lower of the purchase price or net asset value at redemption of each share redeemed. The CDSC is not imposed upon shares purchased by reinvesting dividends or capital gain distributions, and may from time to time be subject to other waivers or reductions as set forth in the Trust’s registration statement. A service fee will be imposed on Class C shares in the same manner it is imposed on Class A shares, pursuant to a service plan. Class C shares also will pay an annual distribution fee assessed under a Class C distribution plan applicable only to the Fund’s Class C shares. Administrative services will be provided to each class by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for that class by the Trustees. Except where Class C shares of a Fund are maintained in omnibus position with a financial intermediary that is unable to effect a conversion of Class C shares due to the intermediary’s systems or operational limitations, Class C shares of each Fund will convert to Class A shares of the same Fund approximately ten years after issuance, according to the following schedule: (a) Class C shares of a Fund that have been held for ten years or more as of July 10, 2018 will convert to Class A shares at the close of business on that day; and (b) thereafter, Class C shares that have been held for ten years will convert to Class A shares in the month following the month in which that tenth anniversary occurred, such conversion to occur at the close of business on the tenth day of that following month (or, if that tenth day is not a business day, then on the next business day), or on such other day in that month as the Fund’s investment advisor determines is operationally appropriate. In connection with any conversion of a shareholder’s Class C shares to Class A shares pursuant to the preceding sentence, the Fund will also convert a pro rata portion of any Class C shares of the Fund that were purchased by the shareholder through the reinvestment of dividends or capital gain distributions.

4.         Class D Shares. Class D shares will be offered by certain Funds selected by the Trustees, at net asset value without the imposition of a sales load at the time of purchase. A service fee will be imposed on Class D shares in the same manner it is imposed on Class A shares, pursuant to a service plan. Class D shares also will pay an annual distribution fee assessed under a Class D distribution plan applicable only to the Fund’s Class D shares. Administrative services will be provided to each class by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for that class by the Trustees.

5.         Institutional Class Shares. Institutional (sometimes “Class I”) shares will be offered by certain Funds selected by the Trustees. Class I shares will be offered for sale at net asset value, without imposition of a sales charge at the time of sale or redemption, to certain institutional and other investors specified from time to time in the registration statement, and may be subject to a redemption fee as specified for Class I shares of any of the Funds by separate resolution or resolutions by the Trustees. Institutional Class shares will be subject to a plan pursuant to Rule 12b-1 in the nature of a service plan similar to that adopted for Class A shares. Administrative services will be provided to each class by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for that class by the Trustees.

6.         Class R3 Shares. Class R3 shares will be offered by certain Funds selected by the Trustees, at net asset value, without any front end sales charge or contingent deferred sales charge, and may be subject to a redemption fee as specified for Class R3 shares of any of the Funds by separate resolution or resolutions by the Trustees. A service fee will be imposed on Class R3 shares in the same manner it is imposed on Class A shares, pursuant to a service plan. Class R3 shares also will pay an annual distribution fee assessed under a Class R3 distribution plan applicable to the Fund’s Class R3 shares. Administrative services will be provided to Class R3 shares by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for the class by the Trustees.

7.         Class R4 Shares. Class R4 shares will be offered by certain Funds selected by the Trustees, at net asset value, without any front end sales charge or contingent deferred sales charge, and may be subject to a redemption fee as specified for Class R4 shares of any of the Funds by separate resolution or resolutions by the Trustees. A service fee will be imposed on Class R4 shares in the same manner it is imposed on Class A shares, pursuant to a service plan. Administrative services will be provided to Class R4 shares by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for the class by the Trustees.

8.         Class R5 Shares. Class R5 shares will be offered by certain Funds selected by the Trustees, at net asset value, without any front end sales charge or contingent deferred sales charge, and may be subject to a redemption fee as specified for Class R5 shares of any of the Funds by separate resolution or resolutions by the Trustees. Class R5 shares will be subject to a plan pursuant to Rule 12b-1 in the nature of a service plan similar to that adopted for Class I shares. Administrative services will be provided to Class R5 shares by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for the class by the Trustees.

9.         Class R6 Shares. Class R6 shares will be offered by certain Funds selected by the Trustees, at net asset value, without any front end sales charge or contingent deferred sales charge, and may be subject to a redemption fee as specified for Class R5 shares of any of the Funds by separate resolution or resolutions by the Trustees Class R6 shares may be subject to a plan pursuant to Rule 12b-1 if such plan is adopted for Class R6 shares by separate resolution or resolutions of the Trustees. Administrative services will be provided to Class R6 shares by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for the class by the Trustees.

10.       Future Classes. Future classes of shares may be offered by one or more Funds. Each future class of a Fund will be subject to the same investment advisory agreement as all other classes of the Fund, but certain administrative or shareholder or other services may be provided to the future class by other organizations pursuant to agreements or other arrangements specific to one or more of the future classes and under which administrative or other expenses may be charged to each such class. Expenses attributable to these services will be charged only to the future class or classes to which the expenses relate and the delivery of such services will augment or replace and not be duplicative of the services provided by and charged for by Thornburg Investment Management, Inc. or Thornburg Securities Corporation. Rule 12b-1 plans, other agreements and arrangements relating to future classes of shares, conversion and exchange features associated with these shares and the allocation of expenses to those shares will be specified in each such case by resolution of the Trustees.

11.       Computations of Net Asset Value and Expense Allocations. The net asset value of all outstanding shares of all classes of each Fund will be computed on a daily basis. Investment income and unrealized and realized gains or losses will be allocated to each class of shares based upon its relative percentage of the Fund’s net assets. Expenses also will be allocated to each class based upon its relative percentage of the Fund’s net assets except to the extent (i) each class bears the specific expenses of the class’s Rule 12b-1 plan(s) (if any), (ii) different administrative services are assessed to each class under a specific administrative services agreement adopted for the class (if any), and (iii) transfer agent fee differentials attributable to specific classes and other class specific expenses relating to classes of shares (“Class Expenses”) are identified and allocated to a specific class. Class Expenses applicable to more than one class will be allocated among those classes based upon the relative percentages of net assets. Class Expenses will be limited to (a) transfer agent fees identified by the transfer agent as being attributable to a specific class of shares, (b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders, (c) Blue Sky fees and costs attributable to registration, qualification or exemption of the class’s shares, (d) Securities and Exchange Commission registration fees incurred by a class of shares, (e) administrative expenses required to support the shareholders of a specific class, (f) litigation or other legal expenses relating solely to one class of shares, and (g) any other expenses subsequently identified that should be properly allocated to one class that are approved by the Trustees by resolution. Dividends paid to each class of shares of a Fund will be declared and paid on the same days and at the same times, and except as noted with respect to the expenses of Rule 12b-1 plan payments, transfer agent fees and Class Expenses, will be determined in the same manner for each class of a Fund. The Trustees will review any material changes to the methodology or procedures and determine whether the revised methodology or procedures are adequate to ensure that the calculations and allocations will be made in an appropriate manner. The Trustees may also review information respecting the methodology or procedures at such other times as the Trustees determine to be necessary or appropriate.

12.       Conversion of Shares. The Trustees may specify and re-specify from time to time by resolution conversion of any class of shares into any other class of shares of the same Fund. In all events, any class of shares with a conversion feature will convert into another class of shares on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge, and in a manner that is consistent with the provisions of Rule 18f-3, as that Rule may be amended from time to time.

13.       No Liquidation or Distribution Preference. Each class of shares offered by a Fund will be redeemable at all times (subject to the same limitations set forth in the Fund’s prospectus and statement of additional information for all classes of shares offered by that Fund) and no class of shares will have any preference or priority over any other class in the Fund, and no class will be protected by any distribution or liquidation preference or by any reserve or other account for distribution or liquidation purposes.

14.       Reinvestment and Exchange Privileges. Each of the Funds currently offers certain reinvestment and exchange privileges relating to its classes of shares, as described in the Trust’s registration statement. The Trustees may specify from time to time by resolution reinvestments, exchange or conversion privileges in conformity with Rule 18f-3, Rule 11a-3 and other provisions of the 1940 Act and the rules thereunder.

15.       Review by Trustees. The Trustees will evaluate the Plan at such times as the Trustees determine to be necessary or appropriate.

16.       Amendment. The Trustees may amend this Plan any time from time to time by adoption of resolutions, and resolutions subsequently adopted by the Trustees and relating to the subject matter hereof shall be deemed to amend and supersede this Plan as to the subject matter of those resolutions. The Trustees shall make the determinations specified in paragraph (d) of Rule 18f-3 upon any material amendment of this Plan.